Exhibit 99.2

FINANCIAL STATEMENTS

OF

CONNECTICUT NATURAL GAS CORPORATION

AS OF SEPTEMBER 30, 2012 AND DECEMBER 31, 2011 AND
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011

(UNAUDITED)

CONNECTICUT NATURAL GAS CORPORATION

TABLE OF CONTENTS

Page
Number

Financial Statements:

Statement of Income for the three and nine months ended September 30, 2012 and 2011	3

Balance Sheet as of September 30, 2012 and December 31, 2011	4

Statement of Cash Flows for the nine months ended September 30, 2012 and 2011	6

Statement of Changes in Shareholder's Equity	7

CONNECTICUT NATURAL GAS CORPORATION
STATEMENT OF INCOME
(In Thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2012	2011	2012	2011

Operating Revenues	$47,884	$44,747	$217,714	$267,672

Operating Expenses
Operation
Natural gas purchased	24,339	22,500	116,461	159,030
Operation and maintenance	15,242	14,803	45,019	45,054
Depreciation and amortization	7,824	7,311	24,784	22,319
Taxes - other than income taxes	3,739	3,316	14,299	15,763
Total Operating Expenses	51,144	47,930	200,563	242,166
Operating Income (Loss)	(3,260)	(3,183)	17,151	25,506

Other Income and (Deductions), net	22	948	1,436	130

Interest Charges, net
Interest on long-term debt	2,630	2,631	7,892	7,892
Other interest, net	93	191	349	876
	2,723	2,822	8,241	8,768
Amortization of debt expense and redemption premiums	44	44	132	132
Total Interest Charges, net	2,767	2,866	8,373	8,900

Income Before Income Taxes, Equity Earnings	(6,005)	(5,101)	10,214	16,736

Income Taxes	(1,992)	(1,959)	4,349	5,257

Net Income (Loss)	(4,013)	(3,142)	5,865	11,479
Less:
Preferred Stock Dividends of Subsidiary, Noncontrolling Interests	26	13	65	39

Net Income (Loss) attributable to Connecticut Natural Gas Corporation	$(4,039)	$(3,155)	$5,800	$11,440

CONNECTICUT NATURAL GAS CORPORATION
STATEMENT OF COMPREHENSIVE INCOME
(Thousands of Dollars)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011

Net Income (Loss)	$(4,013)	$(3,142)	$5,865	$11,479
Other Comprehensive Income (Loss), net	-	(12)	(89)	(17)
Less:
Preferred Stock Dividends of Subsidiary, Noncontrolling Interests	26	13	65	39
Comprehensive Income (Loss)	$(4,039)	$(3,167)	$5,711	$11,423

CONNECTICUT NATURAL GAS CORPORATION
BALANCE SHEET

ASSETS
(In Thousands)
(Unaudited)

	September 30,	December 31,
	2012	2011
Current Assets
Unrestricted cash and temporary cash investments	$1,555	$5,612
Accounts receivable less allowance of $4,500 and $3,300, respectively	48,946	41,675
Loan receivable	3,000	-
Unbilled revenues	6,376	17,793
Current regulatory assets	19,883	27,910
Deferred income taxes	451	1,535
Natural gas in storage, at average cost	48,471	57,654
Materials and supplies, at average cost	2,344	1,904
Refundable taxes	3,884	3,663
Prepayments	3,373	3,888
Current portion of derivative assets	-	1,487
Total Current Assets	138,283	163,121

Other investments	1,501	1,872

Net Property, Plant and Equipment	432,719	422,146

Regulatory Assets (future amounts owed from customers through the ratemaking process)	114,926	132,097

Deferred Charges and Other Assets
Unamortized debt issuance expenses	1,300	1,415
Deferred income taxes	6,083	17,109
Goodwill	79,341	79,341
Other	407	563
Total Deferred Charges and Other Assets	87,131	98,428

Total Assets	$774,560	$817,664

CONNECTICUT NATURAL GAS CORPORATION
BALANCE SHEET

LIABILITIES AND CAPITALIZATION
(In Thousands)
(Unaudited)

	September 30,	December 31,
	2012	2011
Current Liabilities
Current portion of long-term debt	$23,449	$8,802
Accounts payable	27,895	44,686
Accrued liabilities	16,803	15,233
Current regulatory liabilities	3,118	3,932
Interest accrued	3,142	2,647
Taxes accrued	2,180	5,527
Total Current Liabilities	76,587	80,827

Noncurrent Liabilities
Pension accrued	40,214	53,046
Other post-retirement benefits accrued	16,944	17,264
Other	9,511	9,779
Total Noncurrent Liabilities	66,669	80,089

Regulatory Liabilities (future amounts owed to customers through the ratemaking process)	152,415	151,465

Commitments and Contingencies

Capitalization
Long-term debt	132,501	155,006

Preferred Stock
Redeemable preferred stock, noncontrolling interests	750	750

Common Stock Equity
Common stock	33,233	33,233
Paid-in capital	351,546	351,546
Retained earnings (accumulated deficit)	(39,276)	(35,476)
Accumulated other comprehensive income	135	224
Net Common Stock Equity	345,638	349,527

Total Capitalization	478,889	505,283

Total Liabilities and Capitalization	$774,560	$817,664

CONNECTICUT NATURAL GAS CORPORATION
STATEMENT OF CASH FLOWS
(In Thousands)
(Unaudited)

	Nine Months Ended
	September 30,
	2012	2011
Cash Flows From Operating Activities
Net Income	$5,865	$11,479
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	24,916	22,451
Deferred income taxes	4,210	7,959
Pension expense	4,881	5,293
Deferred purchased gas	10,513	9,085
Other non-cash items, net	5,574	(8,314)
Changes in:
Accounts receivable, net	(8,472)	11,405
Unbilled revenues	11,417	12,414
Prepayments	515	56
Natural gas in storage	9,183	(114)
Accounts payable	(17,215)	(15,850)
Accrued pension	(16,977)	(12,258)
Taxes accrued/refundable, net	(3,569)	(7,303)
Accrued liabilities	1,573	4,364
Other assets	2,699	(102)
Other liabilities	(719)	(3,226)
Total Adjustments	28,529	25,860
Net Cash provided by Operating Activities	34,394	37,339

Cash Flows from Investing Activities
Plant expenditures including AFUDC debt	(21,065)	(17,853)
Loan receivable	(3,000)	(8,000)
Other	279	(2)
Net Cash (used in) Investing Activities	(23,786)	(25,855)

Cash Flows from Financing Activities
Payment of common stock dividend	(9,600)	(60,000)
Payments on long-term debt	(5,000)	-
Other	(65)	(67)
Net Cash (used in) Financing Activities	(14,665)	(60,067)

Unrestricted Cash and Temporary Cash Investments:
Net change for the period	(4,057)	(48,583)
Balance at beginning of period	5,612	49,521
Balance at end of period	$1,555	$938

Non-cash investing activity:
Plant expenditures included in ending accounts payable	$1,871	$2,500

CONNECTICUT NATURAL GAS CORPORATION
STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY
September 30, 2012
(Thousands of Dollars)
(Unaudited)

				Retained	Accumulated
				Earnings	Other
	Common Stock		Paid-in	(Accumulated	Comprehensive
	Shares	Amount	Capital	Deficit)	Income (Loss)	Total
Balance as of December 31, 2011	10,634,436	$33,233	$351,546	$(35,476)	$224	$349,527

Net income				5,865		5,865
Other comprehensive income, net of tax					(89)	(89)
Payment of common stock dividend				(9,600)		(9,600)
Payment of preferred stock dividend				(65)		(65)
Balance as of September 30, 2012	10,634,436	$33,233	$351,546	$(39,276)	$135	$345,638